Medifast To Exceed Revenue Guidance for 2008

Company achieves $100 million in revenues through early December

For Immediate Release

Contact:	Brendan Connors	Lytham Partners, LLC
	Vice President – Finance	Joe Diaz
	ir@choosemedifast.com	Robert Blum
Joe Dorame
602-889-9700

OWINGS MILLS, MD., December 16, 2008 -- Medifast, Inc. (NYSE: MED), a leading provider of easy-to-use, clinically proven portion-controlled weight loss programs, today announced the company will exceed its previously issued revenue guidance for fiscal year 2008. The Company previously guided fiscal 2008 revenues to be in the range of $90.5 million to $92.0 million. The Company now expects revenues in excess of $100 million for fiscal year 2008; a record for the company.

The leading driver of revenue growth continues to be the company’s direct sales segment, Take Shape for Life, which through September 30, 2008 experienced revenue increases of 77%, comprising 44% of year-to-date revenues.   The Company expects the Take Shape for Life segment to continue on the strong results year-to-date in the fourth quarter of this year.

Col. Brad MacDonald, USMC (Ret.), Chairman of the Board of Medifast Inc., commented, “I am extremely pleased that we have reached a significant milestone in the history of Medifast by achieving $100 million in annual revenues through early December. The growth we have achieved in the current recession mirrors that of past recessions, and reinforces the fact that during tough economic times, consumers turn their attention to improving their health and appearance. In that regard, those who have lost weight on the Medifast program, and desire to help others do the same, can substantially supplement their personal cash flow, in a difficult economic period, through direct sales in our “Take Shape for Life” program. With the Company’s track record of 36 consecutive quarters of profitability, we believe that we are well positioned to build on that foundation of success going forward.”

Mr. Michael S. McDevitt, Chief Executive Officer of Medifast, Inc. commented, “We are extremely pleased to report that we expect to exceed our previously reported revenue guidance for the year. The investments that we have made throughout 2008 as well as the diversification of the Company’s business model to offer a range of clinically-proven solutions through various distribution channels is proving to be successful. We are looking to close fiscal year 2008 on a strong note and look forward to 2009 with great anticipation.”

The Company expects financial results for the fourth quarter and year-end to be reported in early March 2009.

About Medifast:
Medifast (NYSE: MED) is the leading easy-to-use, clinically proven portion-controlled weight loss program. Medifast has been recommended by more than 15,000 physicians nationwide. The number of customers utilizing the Medifast Weight Loss program exceeds 1 million.  Medifast is committed to enriching lives by providing innovative choices for lasting health. Medifast programs have been proven effective through studies by major university teaching hospitals. The company sells its products and programs via four unique distribution channels: 1) the Internet and national call centers; 2) a national network of physicians; 3) medically supervised Medifast Weight Control Centers; and 4) the Take Shape For Life direct-selling division, a network of health coaches. Medifast was founded in 1980 and is located in Owings Mills, Maryland. For more information, log onto http://www.ChooseMedifast.com.

Safe Harbor Statement
Please Note: This release contains "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995. These forward-looking statements generally can be identified by use of phrases or terminology such as "intend" or other similar words or the negative of such terminology. Similarly, descriptions of Medifast's objectives, strategies, plans, goals or targets contained herein are also considered forward-looking statements. Medifast believes this release should be read in conjunction with all of its filings with the United States Securities and Exchange Commission and cautions its readers that these forward-looking statements are subject to certain events, risks, uncertainties, and other factors. Some of these factors include, among others, Medifast's inability to attract and retain independent Associates and Members, stability in the pricing of print, TV and Direct Mail marketing initiatives affecting the cost to acquire customers, increases in competition, litigation, regulatory changes, and its planned growth into new domestic and international markets and new channels of distribution. Although Medifast's believes that the expectations, statements, and assumptions reflected in these forward- looking statements are reasonable, it cautions readers to always consider all of the risk factors and any other cautionary statements carefully in evaluating each forward-looking statement in this release, as well as those set forth in its latest Annual Report on Form 10-K and Quarterly Report on Form 10-Q, and other filings filed with the United States Securities and Exchange Commission, including its current reports on Form 8-K. All of the forward-looking statements contained herein speak only as of the date of this release.